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                                 EXHIBIT 10.31

                            SECOND AMENDMENT TO THE
                            ARCH MINERAL CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN

     WHEREAS, Arch Mineral Corporation previously adopted the Arch Mineral Corporation Supplemental Retirement Plan ("Arch Mineral Plan"); and

     WHEREAS, Arch Mineral Corporation reserved the right to amend the Arch Mineral Plan pursuant to Section 5.G thereof; and

     WHEREAS, Arch Mineral Corporation changed its name to Arch Coal, Inc. ("Company") so that the Company is the successor to Arch Mineral Corporation; and

     WHEREAS, effective January 1, 1998, the Company desires to amend the Arch Mineral Plan and change its name to the Arch Coal, Inc. Supplemental Retirement Plan ("Plan");

     NOW, THEREFORE, effective January 1, 1998, the Arch Mineral Plan is amended and restated in its entirety as follows:




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                                 SECTION 1
                                DEFINITIONS

     A.   "Code" means the Internal Revenue Code of 1986, as amended.

     B.   "Committee" means the committee appointed pursuant to Section 4.

     C.   "Company" means Arch Coal, Inc., a Delaware corporation.

     D. "Deferred Vested Pension" means the monthly benefit for life payable under the Pension Plan to a Participant whose employment terminates before he is eligible for an Early Retirement Pension or Normal Retirement Pension and who has a vested entitlement to benefits under the Pension Plan. Such monthly benefit shall be calculated as of the first day of the month on which the Participant would first be entitled to a monthly Deferred Vested Benefit for life under the Pension Plan.

     E. "Early Retirement Pension" means the monthly benefit for life payable under the Pension Plan commencing as of the first day of the month coinciding with or next following the date he attains age fifty-five (55) but is less than age sixty-five (65), has ten years of Pension Credited Service, and ceases employment with the Employer other than by death.

     F. "Eligible Spouse" means the Participant's surviving spouse (if any) to whom the Participant has been married for the full year ending on the Participant's date of death.

     G. "Employee" means a person who is classified as a salaried employee by the Employer and who is a participant in the Retirement Plan.

     H. "Employer" means the Company or any of its subsidiaries which adopts the Plan with the consent of the Company and of which the majority of the issued and outstanding voting stock is owned directly or indirectly by the Company.

     I. "Normal Retirement Pension" means the monthly benefit for life payable to a Participant under the Pension Plan commencing as of the first day of the month coinciding with or next following the date the Participant attains age sixty-five (65).

     J. "Participant" means an Employee who has satisfied the eligibility requirements of Section 2.

     K. "Pension Credited Service" means a Participant's service for vesting purposes under the Pension Plan.

     L. "Pension Plan" as above stated means the Arch Coal, Inc. Retirement Account Plan as in effect on December 31, 1997.

     M.   "Plan" means this Arch Coal, Inc. Supplemental Retirement Plan.

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     N.   "Postponed Retirement Pension" means the monthly benefit for life payable to a Participant under the Pension Plan commencing as of the first day of the month coinciding with or next following the Participant's termination of employment after attaining age sixty-five (65).

     O. "Retirement Plan" as above stated means the Arch Coal, Inc. Retirement Account Plan.

                                   SECTION 2
                                  ELIGIBILITY

     Any individual who was a Participant in this Plan on December 31, 1997 shall continue as a Participant on January 1, 1998. On or after January 1, 1998, each Employee whose benefits under the Pension Plan or Retirement Plan are limited by operation of Code Section 415 or Code Section 401(a)(17) shall be a Participant in this Plan on the later of January 1, 1998 or the date the Employee's Pension Plan or Retirement Plan benefits are first limited by Code
Section 415 or Code Section 401(a)(17).

                                   SECTION 3
                                    BENEFITS

     Any Participant who terminated employment with the Company before January 1, 1998 or otherwise is not an Employee on January 1, 1998 shall be entitled to receive benefits in accordance with Section 3.A of the Plan. A Participant who is employed by the Company on or after January 1, 1998 shall be entitled to receive benefits in accordance with Section 3.B of the Plan.

     A. BENEFITS FOR PENSION PLAN PARTICIPANTS NOT EMPLOYED ON OR AFTER JANUARY 1, 1998.

          1. Benefits shall be payable under this Section 3.A of the Plan only to those Participants whose benefits under the Pension Plan (a) have been reduced on account of the limitations of Section 415 of the Code, or (b) are limited on account of the limitation on compensation under Section 401(a)(17) of the Code. The amount of benefits payable under this Section 3.A.1 shall equal the excess (if any) of:

             (i) the amount which would have been payable to the Participant under the Pension Plan as a Normal Retirement Pension (or a Deferred Vested Pension, Early Retirement Pension, or Postponed Retirement Pension, if applicable), without regard to the limitations of Section 415 of the Code and without regard to the limitation on compensation under Section 401(a)(17) of the Code, over


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               (ii)   the benefit the Participant would be entitled to receive
under the Pension Plan as a Normal Retirement Pension (or a Deferred Vested Pension, Early Retirement Pension, or Postponed Retirement Pension, if applicable), taking into account the limitations under Sections 415 and 401(a)(17) of the Code.

Benefits under this Section 3.A.1. shall commence as of the first day of the month coinciding with or next following the earliest of (a) the date the Participant would first become entitled to a Deferred Vested Benefit payable in the form of a life annuity, (b) the date the Participant becomes entitled to an Early Retirement Pension, (c) the date the Participant becomes entitled to a Normal Retirement Pension, or (d) the date the Participant becomes entitled to a Postponed Retirement Pension, and shall terminate as of the first day of the month coinciding with or preceding the date of the Participant's death.

          2. If the participant dies leaving an Eligible Spouse who is entitled to a benefit under the Pension Plan, and if such benefit is reduced on account of (a) the limitations of Section 415 of the Code, or (b) the limitations on compensation under Section 401(a)(17) of the Code, such spouse shall receive a monthly benefit for life under this Section 3.A.2 equal to the excess (if any) of:

               (i) the monthly benefit for life which would have been payable to the spouse under the Pension Plan commencing as of the Participant's earliest retirement date under the Pension Plan, without regard to the limitations of Section 415 and without regard to the limitations on compensation under Section 401(a)(17) of the Code, over

               (ii) the monthly benefit for life which is payable to the spouse under the Pension Plan commencing as of the Participant's earliest retirement date under the Pension Plan, taking into account the limitations under Sections 415 and 401(a)(17) of the Code.

Benefits under this Section 3.A.2 shall commence as of the date benefits are payable to the Eligible Spouse under the Pension Plan.

          3. In lieu of the manner and form of payment provided above, the Committee may pay a benefit to the Participant (or his spouse or beneficiary) under this Plan in a lump sum distribution of equivalent actuarial value or in the same manner and form as his benefit under the Pension Plan. When converting the Participant's benefit under this Plan to a form other than a life annuity, the Committee shall apply the actuarial assumptions set forth in the Pension Plan.

     B.   BENEFITS FOR RETIREMENT PLAN PARTICIPANTS

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          1.   Benefits shall be payable under this Section 3.B.1 of the Plan to those Participants who participate in the Retirement Plan and whose benefits are limited (a) on account of the limitations of Section 415 of the Code, or
(b) on account of the limitation on compensation under Section 401(a)(17) of the Code. The amount of benefits payable under this Section 3.B.1 shall equal the excess (if any) of:

               (i) the lump sum amount which would have been payable to the Participant under the Retirement Plan (as of the date benefits commence under this Plan) without regard to the limitations of Section 415 of the Code and without regard to the limitation on compensation under Section 401(a)(17) of the Code, over

               (ii) the lump sum benefit the Participant is entitled to receive under the Retirement Plan (as of the date benefits commence under this Plan), taking into account the limitations under Sections 415 and 401(a)(17) of the Code.

Benefits under this Section 3.B.1 shall commence as of the earliest date that the Participant is eligible to begin receiving benefits under the Retirement Plan and shall be paid in a lump sum.

          2. If a Participant dies before his benefits begin under this Plan and he leaves an Eligible Spouse who is entitled to a benefit under the Retirement Plan, and if such benefit (a) is reduced on account of Section 415 of the Code or (b) is reduced on account of Section 401(a)(17) of the Code, such spouse shall receive a benefit under this Section 3.B.2 equal to the excess (if any) of:

               (i) the lump sum amount which would have been payable to the spouse under the Retirement Plan without regard to the limitations of Sections 415 and 401(a)(17) of the Code, over



               (ii) the lump sum benefit payable to the spouse under the Retirement Plan taking into account the limitations under Sections 415 and 401(a)(17) of the Code (or any successors thereto).

Benefits under this Section 3.B.2 shall commence as of the date benefits are payable to the Eligible Spouse under the Retirement Plan and shall be paid in a lump sum.

                                   SECTION 4
                      ADMINISTRATION AND CLAIMS PROCEDURE

     A. The Committee for the Plan shall consist of the same individuals who have been appointed by the Boards of Directors of the Company to serve as the Pension Committee of the Retirement Plan.

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     B.   The Committee shall construe, interpret and administer all provisions of the Plan and a decision of a majority of the members of the Committee shall govern.

     C. A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by a meeting of the Committee. The Committee may authorize any one of its members to sign documents or papers on its behalf.

     D. The Committee shall appoint a secretary who need not be a member of the Committee. The secretary shall keep all records of meetings and of any action by the Committee and any and all other records desired by the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Committee may deem expedient and appropriate.

     E. No member of the Committee shall make any decision or take any action regarding his own benefits under the Plan, but all such matters shall be decided by a majority of the remaining members of the Committee or, in the event of inability to obtain a majority, by the Chairman of the Company.

     F. A Participant who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Plan Administrator of the Retirement Plan setting forth his claim. The request must be addressed to: Plan Administrator, Arch Coal, Inc., City Place One, Suite 300, St. Louis, Missouri 63141.

     G. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall in fact deliver such reply within such period. However, the Plan Administrator may extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

          1.   the specific reason or reasons for denial,

          2. specific references to pertinent Plan provisions on which the denial in based,

          3. a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary,

          4. appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and

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          5.   the time limits for requesting a review under Subsection H and for the review under Subsection I.

     H. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Plan Administrator. Such request must be addressed to: Committee, Arch Coal, Inc., City Place One, Suite 300, St. Louis, Missouri 63141. The Claimant or his duly authorized representative may, but need not, review pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review of the Plan Administrator's determination by the Committee within such sixty (60) day period, he shall be barred and estopped from challenging the Plan Administrator's determination.

     I. Within sixty (60) days after the Committee's receipt of a request for review, it will review the Plan Administrator's determination. After considering all materials presented by the Claimant, the Committee will render a written opinion setting forth the specific reasons for his decision and containing specific references to the pertinent Plan provisions on which his decision is based. If special circumstances require that the sixty (60) day period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible but not later than 120 days after receipt of the request for review.


                                 SECTION 5
                                FORFEITURE

     Subject to any divestiture limitations imposed by the then applicable law, a Participant's right to his benefits, or any surviving spouse's or Eligible Spouse's right related to such benefits, shall be divested if the Participant is found to have violated the law as to any business matter of the Employer and such violation materially affects the Employer's business or reputation. Otherwise, there shall be no divestiture of rights of any Employee who as become a Participant herein.


                                 SECTION 6
                               MISCELLANEOUS

     A.   PLAN YEAR. The Plan shall operated on a calendar year basis.

     B. SPENDTHRIFT. No Participant or beneficiary shall have the right to assign, transfer, encumber or otherwise subject to lien any of the benefits payable under this Plan.

     C. INCAPACITY. If, in the opinion of the Committee, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to

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some member of the person's family, or to some party who, in the opinion of the
Committee, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of any liability therefor to such person.

     D. EMPLOYEE RIGHTS. The Employer, in adopting this Plan, shall not be held to create or vest in any Employee or any other person any benefits other than the benefits specifically provided herein, or to confer upon any Employee the right to remain in the service of the Employer.

     E. SERVICE OF PROCESS AND PLAN ADMINISTRATOR. The Secretary of the Company shall be the agent for service of legal process.

     F. UNFUNDED PLAN. This Plan shall be unfunded. All payments to a Participant under the Plan shall be made from the general assets of the Participant's Employer. The rights of any Participant to payment shall be those of an unsecured general creditor of his Employer.

     G. COMPANY RIGHTS. The Company reserves the right to amend or terminate the Plan, provided that the rights of each designated Participant shall remain unaffected.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 1st day of January, 1998.



                                        ARCH COAL, INC.



                                        By: /s/ Jeffry N. Ouinn
                                            -----------------------------------


ATTEST: /s/ Miriam Rogers Singer
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